SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (date of earliest event reported) May 26, 2000
                                  ------------


                            ACME ELECTRIC CORPORATION

                 ----------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


New York                        1-8277             16-0324980
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(State or Other            (Commission          (IRS Employer
Jurisdiction               File Number)         Identification No.)
of Incorporation)


400 Quaker Road, East Aurora, New York                    14052
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(Address of Principal Executive Offices                 (Zip Code)


Registrant's telephone number, including area code (716) 655-3800
                                                   ----------------


                                N/A

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   (Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events.

     On May 26, 2000, the Company entered into an Agreement and Plan of Merger with Key Components, LLC and KCI Merger Corp. (collectively, "Key") pursuant to which the shareholders of the Company will be asked to approve the merger of the Company into Key for a consideration of $9.00 per share. By reason of the foregoing, the Company's merger agreement of April 26, 2000 with Miranda Holdings, Inc. and Miranda Acquisition Corp. (collectively, "Miranda") which had provided a consideration to shareholders of the Company of $8.00 per share was terminated. The determination by the Company to accept the Key merger proposal and the consequent termination of the Miranda merger agreement require the Company to pay Miranda a termination fee of $2.5 million.

Item 7.           Exhibits.

          (c) The following exhibits are filed as a part of this report:

               (i) Agreement and Plan of Merger among Acme Electric Corporation, Key Components, LLC and KCI Merger Corp. dated as of May 26, 2000. Pursuant to Rule 601(b)(2) of Regulation S-K, schedules to this Agreement have been omitted. The Company agrees to supplementally provide the Securities and Exchange Commission copies of the schedules upon request.

               (ii) Press Release of May 26, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 ACME ELECTRIC CORPORATION
                                  (Registrant)

Date: May 31, 2000                               By:    Robert J. McKenna
                                                    ---------------------
                                                    Robert J. McKenna
                                                    Chairman and Chief
                                                    Executive Officer

                                 EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                           ACME ELECTRIC CORPORATION,

                               KEY COMPONENTS, LLC

                                       AND

                                KCI MERGER CORP.





                            Dated as of May 26, 2000

                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I THE MERGER ..........................................................1
         1.01     The Merger ..................................................1
         1.02     Effective Time ..............................................1
         1.03     Certificate of Incorporation ................................2
         1.04     By-Laws .....................................................2
         1.05     Directors and Officers ......................................2
         1.06     Further Assurances ..........................................2
         1.07     Shareholders' Meeting .......................................2

ARTICLE II CONVERSION OR CANCELLATION OF SHARES; STOCK RIGHTS .................4
         2.01     Conversion or Cancellation of Shares ........................4
         2.02     Exchange of Certificates; Paying Agent ......................4
         2.03     Dissenters' Rights ..........................................6
         2.04     Transfer of Shares After the Effective Time .................6
         2.05     Options .....................................................6
         2.06     Shares under Employee Stock Purchase Plan and 401K Plan .....7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY .....................7
         3.01     Organization; Qualification .................................7
         3.02     The Company's Capitalization ................................7
         3.03     Company Equity Investments ..................................8
         3.04     Authority Relative to this Agreement ........................8
         3.05     Consents and Approvals; No Violation ........................8
         3.06     SEC Reports; Financial Statements ...........................9
         3.07     Proxy Statement ............................................10
         3.08     Undisclosed Liabilities ....................................10
         3.09     Absence of Certain Changes or Events .......................11
         3.10     Title, Etc .................................................11
         3.11     Intellectual Property ......................................12
         3.12     Insurance ..................................................13
         3.13     Employee Benefit Plans .....................................14
         3.14     Legal Proceedings, Etc .....................................17
         3.15     Taxes ......................................................17
         3.16     Material Agreements ........................................18
         3.17     Compliance with Law ........................................18
         3.18     Insider Interests ..........................................18
         3.19     Officers, Directors and Employees ..........................19
         3.20     Environmental Protection ...................................19
         3.21     Brokers and Finders ........................................20
         3.22     Voting Requirements ........................................20
         3.23     Board Approval .............................................20
         3.24     Labor Matters ..............................................20
         3.25     Termination ................................................21
         3.26     No Other Representations or Warranties .....................21

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE PURCHASER ....22
         4.01     Corporation Organization ...................................22
         4.02     Authorized Capital .........................................22
         4.03     Corporation Authority ......................................22
         4.04     No Prior Activities ........................................22
         4.05     Governmental Filings; No Violations ........................23
         4.06     Brokers and Finders ........................................23
         4.07     Proxy Statement; Other Information .........................23
         4.08     Ownership of Company Capital Stock .........................24
         4.09     No Other Representations or Warranties .....................24

ARTICLE V COVENANTS OF THE PARTIES ...........................................24
         5.01     Conduct of Business of the Company .........................24
         5.02     Notification of Certain Matters ............................26
         5.03     Access to Information ......................................27
         5.04     Shareholders' Meeting ......................................27
         5.05     Proxy Statement ............................................27
         5.06     Further Information ........................................28
         5.07     Further Assurances .........................................28
         5.08     Interim Financial Statements ...............................28
         5.09     Best Efforts ...............................................28
         5.10     Filings ....................................................29
         5.11     Public Announcements .......................................29
         5.12     Indemnity; D&O Insurance ...................................29
         5.13     Other Potential Bidders ....................................31
         5.14     Shareholder Litigation .....................................32
         5.15     Financing Commitments ......................................32

ARTICLE VI CONDITIONS TO THE MERGER ..........................................32
         6.01     Conditions to Each Party's Obligation

                  to Effect the Merger . .....................................32
         6.02     Conditions to the Obligations of the Parent
                  and the Purchaser to Effect the Merger .....................33
         6.03     Conditions to the Obligations of the Company
                  to Effect the Merger .......................................34

ARTICLE VII CLOSING ..........................................................34
         7.01     Time and Place .............................................34
         7.02     Filings at the Closing .....................................34

ARTICLE VIII TERMINATION; AMENDMENT; WAIVER ..................................34
         8.01     Termination ................................................34
         8.02     Effect of Termination ......................................35
         8.03     Fees and Expenses ..........................................35

ARTICLE IX MISCELLANEOUS .....................................................36
         9.01     Survival of Representations and Warranties .................36
         9.02     Amendment and Modification .................................36
         9.03     Waiver of Compliance; Consents .............................36
         9.04     Counterparts ...............................................36
         9.05     Governing Law ..............................................36
         9.06     Notices ....................................................36
         9.07     Entire Agreement, Assignment, Etc ..........................37
         9.08     Validity ...................................................38
         9.09     Headings ...................................................38
         9.10     Specific Performance .......................................38

Exhibit A - Amended and Restated Certificate of Incorporation of the Company

Exhibit B - By-Laws of the Company

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of May 26, 2000, among Acme Electric Corporation, a New York corporation (the "Company"), Key Components, LLC, a Delaware limited liability company (the "Parent"), and KCI Merger Corp., a New York corporation (the "Purchaser").

     WHEREAS, the respective Boards of Directors of the Parent and the Purchaser have determined that it is in the best interests of their respective shareholders for the Purchaser to merge with and into the Company (the "Merger") upon the terms and subject to the conditions of this Agreement; and

     WHEREAS, the Board of Directors of the Company (the "Board"), based upon the unanimous recommendation of a special committee of independent directors of the Company (the "Special Committee"), has determined that the Merger, upon the terms and subject to the conditions of this Agreement, is advisable, fair and in the best interests of the Company and its shareholders, has approved the Merger, this Agreement and the other transactions contemplated hereby and has recommended approval of the Merger and this Agreement by the shareholders of the Company.

     NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements herein contained, the parties hereto hereby agree as follows:

                              ARTICLE I THE MERGER

     1.01 The Merger. Subject to the terms and conditions of this Agreement and the New York Business Corporation Law (the "BCL"), at the Effective Time, the Parent shall cause the Purchaser to merge with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease. The Company shall be the surviving corporation in the Merger (the Purchaser and the Company are sometimes hereinafter referred to as the "Constituent Corporations" and the Company is sometimes hereinafter referred to as the "Surviving Corporation") and shall, following the Merger, be governed by the laws of the State of New York, and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, shall continue unaffected by the Merger. From and after the Effective Time, the Merger shall have the effects specified in the BCL.

     1.02 Effective Time. At the Closing contemplated in Section 7.01, the Company and the Parent will cause a Certificate of Merger (the "New York Certificate of Merger") to be executed and filed by the Company and the Purchaser with the Secretary of State of the State of New York as provided in the BCL. The Merger shall become effective as of the date and at the time the New York Certificate of Merger is duly filed with the Secretary of State of the State of New York, and such time is hereinafter referred to as the "Effective Time."

     1.03 Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company, shall be amended and restated in its entirety to read substantially as set forth on Exhibit A (the "Restated Certificate"), and such amended and restated certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the BCL.

     1.04 ByLaws. At the Effective Time, the By-Laws of the Company shall be amended and restated in their entirety to read substantially as set forth on Exhibit B, and such amended and restated By-Laws shall be the By-Laws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the BCL.

     1.05 Directors and Officers. At the Effective Time, the directors of the Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Restated Certificate and By-Laws of the Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     1.06 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the proper officers and directors of the Surviving Corporation are hereby authorized on behalf of the respective Constituent Corporations to execute and deliver, in the name and on behalf of the respective Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Constituent Corporations and otherwise to carry out the purposes of this Agreement.

     1.07 Shareholders' Meeting.

     (a) As soon as practicable following delivery by the Parent to the Company of the financing commitment letters contemplated by Section 5.15 (the "Financing Commitments"), the Company, acting through the Board, shall, in accordance with the Certificate of Incorporation and By-Laws of the Company and with applicable law:

     (i) duly call, give notice of, convene and hold a special meeting of its shareholders (the "Shareholders' Meeting"), to be held as soon as practicable for the purpose of approving and adopting this Agreement and the Merger; and

     (ii) file with the Securities and Exchange Commission ("SEC") a preliminary Proxy Statement and, after consultation with the Parent and the Purchaser, respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time after responding to all such comments to the satisfaction of the staff of the SEC.

     (b) Subject to its fiduciary obligations under applicable law, the Board will include in the Proxy Statement (as defined in Section 3.07) the recommendation of the Board that shareholders of the Company vote in favor of the approval and adoption of this Agreement and the Merger and a statement that the cash consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders.

     Without limiting the generality of the foregoing, the Company agrees, except as provided in this Section 1.07, that its obligations pursuant to this
Section 1.07 shall not be affected by either the commencement, public proposal, public disclosure or other communication to the Company of any offer to acquire some or all of the Shares (as defined below) or all or any substantial portion of the assets of the Company or any change in the recommendation of the Board.

     (c) Upon receipt of the Financing Commitments, the Company, the Parent and the Purchaser, as the case may be, shall promptly file any other filings required under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") or any other Federal or state securities or corporate laws relating to the Merger and the transactions contemplated herein (the "Other Filings"). Each of the parties hereto shall notify the other parties hereto promptly of the receipt by it of any comments from the SEC or its staff and of any request of the SEC for amendments or supplements to the Proxy Statement or by the SEC or any other governmental officials with respect to any Other Filings or for additional information and will supply the other parties hereto with copies of all correspondence between it and its representatives, on the one hand, and the SEC or the members of its staff or any other governmental officials, on the other hand, with respect to the Proxy Statement, any Other Filings or the Merger. The Company, the Parent and the Purchaser each shall use its best efforts to obtain and furnish the information required to be included in the Proxy Statement, any Other Filings or the Merger. If at any time prior to the time of approval of this Agreement by the Company's shareholders there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its shareholders such amendment or supplement. The Company shall not mail the Proxy Statement or, except as required by the Exchange Act or the rules and regulations promulgated thereunder, any amendment or supplement thereto, to the Company's shareholders unless the Company has first obtained the consent of the Parent to such mailing (which consent shall not be unreasonably withheld or delayed).

          ARTICLE II CONVERSION OR CANCELLATION OF SHARES; STOCK RIGHTS

     2.01 Conversion or Cancellation of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

     (a) Each share of Common Stock, par value $1.00 per share of the Company (the "Shares"), issued and outstanding immediately prior to the Effective Time (other than Shares held by shareholders exercising appraisal rights pursuant to Sections 623 and 910 of the BCL (the "Dissenting Shareholders"), and any shares held in the treasury of the Company) shall be converted into and represent the right to receive, without interest, an amount in cash equal to $9.00 (the "Merger Consideration") upon surrender of the certificate or certificates that, immediately prior to the Effective Time, represented issued and outstanding Shares (the "Certificates"). As of the Effective Time, all such Shares shall no longer be outstanding, shall be automatically canceled and shall cease to exist, and each holder of a Certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration without interest for such Shares upon the surrender of such Certificate or Certificates in accordance with Section 2.02.

     (b) Each Share held in the Company's treasury immediately prior to the Effective Time shall no longer be outstanding, shall be canceled without payment of any consideration therefor and shall cease to exist, and each holder of a Certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares.

     (c) Each share of Common Stock, no par value per share, of the Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully-paid and non-assessable share of Common Stock, no par value per share, of the Surviving Corporation.

     2.02 Exchange of Certificates; Paying Agent.

     (a) Not less than ten (10) days prior to the Closing, the Parent shall select a bank or trust company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration specified in Section 2.01 upon surrender of Certificates converted into the right to receive cash pursuant to the Merger. At the Effective Time, the Parent shall pay to, or cause the Purchaser or the Surviving Corporation to pay to, the Paying Agent in immediately available funds an amount necessary for the payment of the aggregate Merger Consideration (the "Funds") upon surrender of Certificates pursuant to Section 2.01, it being understood that any and all interest earned on the Funds shall be paid over by the Paying Agent as the Parent shall direct.

     (b) Promptly after the Effective Time, the Paying Agent shall mail to each person who was, at the Effective Time, a holder of record of Shares, a letter of transmittal and instructions for use in effecting the surrender of Certificates representing Shares, in exchange for payment in cash therefor. The letter of transmittal shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery to and receipt of such Certificates by the Paying Agent and shall be in such form and have such provisions as the Parent shall reasonably specify. Upon surrender to the Paying Agent of such Certificates, together with the letter of transmittal, duly executed and completed in accordance with the instructions thereto and such other documents as may be reasonably required by the Paying Agent, the Paying Agent shall promptly pay to the persons entitled thereto, out of the Funds, a check in the amount to which such persons are entitled pursuant to Section 2.01(a), after giving effect to any required tax withholdings, and such Certificate shall forthwith be canceled. No interest will be paid or will accrue on the amount payable upon the surrender of any such Certificates. If payment is to be made to a person other than the registered holder of the Certificates surrendered, it shall be a condition of such payment that the Certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificates surrendered or establish to the satisfaction of the Surviving
Corporation or the Paying Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 2.01. No interest shall accrue or be paid on any portion of the Merger Consideration.

     (c) One hundred eighty days following the Effective Time, the Surviving Corporation shall be entitled to cause the Paying Agent to deliver to it any Funds (including any interest, dividends, earnings or distributions received with respect thereto which shall be paid as directed by the Parent) made available to the Paying Agent by the Parent which have not been disbursed, and thereafter holders of Certificates who have not theretofore complied with the instructions for exchanging their Certificates shall be entitled to look only to the Surviving Corporation for payment as general creditors thereof with respect to the cash payable upon due surrender of their Certificates.

     (d) The Surviving Corporation shall pay all charges and expenses of the Paying Agent.

     (e) Notwithstanding anything to the contrary in this Section 2.02, none of the Paying Agent, the Parent, the Company, the Surviving Corporation or the Purchaser shall be liable to a holder of a Certificate formerly representing Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If Certificates are not surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Article II would otherwise escheat or become the property of any Federal, state or local government agency or authority, court or commission), unclaimed funds payable with respect to such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     2.03 Dissenters' Rights. Shares that have not been voted in favor of the approval and adoption of the Merger and with respect to which dissenters' rights shall have been demanded and perfected in accordance with Sections 623 and 910 of the BCL (the "Dissenting Shares") and not withdrawn shall not be converted into the right to receive cash at or after the Effective Time, but such Shares shall become the right to receive such consideration as may be determined to be due to holders of Dissenting Shares pursuant to the laws of the State of New York unless and until the holder of such Dissenting Shares withdraws such holders' demand for such appraisal or becomes ineligible for such appraisal. If a holder of Dissenting Shares shall withdraw such holders' demand for such appraisal or shall become ineligible for such appraisal (through failure to perfect or otherwise), then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares shall automatically be converted into and represent the right to receive the Merger Consideration, without interest, as provided in Section 2.01(a). The Company shall give the Parent (i) prompt notice of any demands for appraisal of Shares received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of the Parent (which shall not be unreasonably withheld or delayed), make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

     2.04 Transfer of Shares After the Effective Time. No transfers of Shares shall be made in the stock transfer books of the Surviving Corporation at or after the Effective Time. If, after the Effective Time, Certificates formerly representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration set forth in Section 2.01.

     2.05 Options. With respect to options to purchase shares of Common Stock of the Company (the "Options") outstanding pursuant to the Miranda Corporation's 1989 and 1998 Stock Option Plans and the Directors' Stock Option Plan (the "Stock Option Plans"), the Board (or if appropriate, any committee administering the Stock Option Plans) shall, as soon as practicable after the date hereof, adopt such resolutions or take such other actions as may be required to provide that each Option outstanding as of the date of this Agreement shall be accelerated so as to be fully exercisable prior to the Effective Time, subject to the condition that the holder of each such Option shall surrender all of such holder's outstanding and unexercised Options (whether or not presently exercisable) in consideration of the payment at the Effective Time of an amount of cash per share subject to each such Option equal to the difference between the exercise price of such Option and the Merger Consideration. At or prior to the Effective Time, the Company shall have procured the surrender of all outstanding Options or the consent of the holder of the Option to acquire upon payment of the exercise price an amount of cash equal to the Merger Consideration in lieu of each Share formerly covered thereby, such consent to be subject to consummation of the Merger.

     2.06 Shares under Employee Stock Purchase Plan and 401K Plan. With respect to orders to purchase shares of Common Stock of the Company entered pursuant to the operation of the Acme Electric Employee Stock Purchase Plan or the Savings and Protection Plan for Employees of Acme Electric Corporation or the Savings and Protection Plan for New York Hourly Employees (the "Purchase Plans"), which have not been filled as of the Effective Time, the Company's Board (or if appropriate, any committee administering the Purchase Plans) shall, as soon as practicable after the date hereof, adopt such resolutions or take such other actions as may be required to provide that each outstanding order to purchase shares of Common Stock under the Purchase Plans which is unfilled at the Effective Time, shall be canceled in consideration of the payment at the Effective Time of an amount in cash equal to the number of shares to be acquired pursuant to the order multiplied by the Merger Consideration less the aggregate unpaid purchase price for such shares under the Purchase Plans. At or prior to the Effective Time, the Company shall procure the consents of any persons holding such orders to payment of the foregoing cash consideration in lieu of receipt of shares covered by the order.

            ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Parent and the Purchaser that:

     3.01 Organization; Qualification. The Company and the Subsidiaries (as defined in Section 3.03) are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation, and have all requisite corporate power and authority to own, lease and operate their properties and carry on their business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the Company's business or the location of its properties makes such qualification necessary, except for any such failure to qualify or be in good standing as shall not have a Material Adverse Effect (as defined in Section 3.05). The Company has heretofore made available to the Parent, complete and correct copies of the Certificate of Incorporation and By-Laws of the Company, as currently in effect.

     3.02 The Company's Capitalization. The authorized capital stock of the Company consists solely of 8,000,000 Shares and 500,000 shares of Preference Stock, par value $10.00 per share. As of the date of this Agreement, there were 5,077,587 Shares issued and outstanding and 699 Shares held in the Company's treasury. There are no shares of Preference Stock issued and outstanding. All outstanding Shares have been duly authorized and validly issued, and, except as provided in Section 630 of the BCL, are fully paid, nonassessable and were issued free of preemptive rights. Except for the Options and rights under the Purchase Plans described in Section 2.05 and Section 2.06 hereof and except as set forth in Schedule 3.02 of the Company Disclosure Letter delivered to Parent as of the date hereof (the "Company Disclosure Letter"), there are no subscriptions, options, warrants, calls, rights, agreements or commitments relating to the issuance, sale, delivery or transfer by the Company (including any right of conversion or exchange under any outstanding security or other instrument) of its Shares. Except as contemplated by this Agreement, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any outstanding Shares. Schedule 3.02 of the Company Disclosure Letter contains a complete and accurate list of all holders of Options and any other options or rights of any kind to purchase or acquire shares of the Common Stock of the Company, together with the number of such options and the terms of such options held by each such holder.

     3.03 Company Equity Investments. Schedule 3.03 of the Company Disclosure Letter sets forth, as of the date of this Agreement: (i) the name of each subsidiary, the jurisdiction of its incorporation and each jurisdiction in which it is qualified to do business as a foreign corporation (the "Subsidiaries");
(ii) the name of each corporation, partnership, joint venture or other person (other than Subsidiaries) in which the Company, directly or indirectly, has, or pursuant to any agreement or agreements will have the right to acquire by any means, an equity interest or investment exceeding 10% of the equity capital thereof. Except as set forth in Schedule 3.03 of the Company Disclosure Letter, the Company does not own, directly or indirectly, or have the right to acquire, any equity security of another entity and has not made any loan or advance to any other entity.

     3.04 Authority Relative to this Agreement. The Company has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly adopted by the Board, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board and, except for the approval of the Merger by the shareholders of the Company in accordance with the BCL, no other corporate actions on the part of the Company are necessary to authorize this Agreement or the Merger. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Parent and the Purchaser, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     3.05 Consents and Approvals; No Violation.  Except as set forth in Schedule
3.05 of the Company Disclosure Letter, and except for any required approval of the Merger by the shareholders of the Company and the filing of the New York Certificate of Merger in accordance with the BCL, neither the execution, delivery and performance of this Agreement by the Company nor the consummation by it of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws of the Company or the Subsidiaries, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the Hart-Scott-Rodino Antitrust of 1976, as amended (the "HSR Act"), if applicable, (B) in connection with applicable requirements of the BCL, (C) in connection with the Exchange Act, (D) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not have a Material Adverse Effect, and (E) for any requirements which became applicable to the Company or the Subsidiaries as a result of the specific regulatory status of the Parent or the Purchaser or as a result of any other facts that specifically relate to the business or activities in which the Parent or the Purchaser is or proposes to be engaged; (iii) constitute a breach or result in a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation of any kind to which the Company or the Subsidiaries is a party or by which the Company or the Subsidiaries or any of their assets may be bound, except for any such breach, default or right as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect; or (iv) assuming compliance with the BCL and the HSR Act, violate any order, writ, injunction, judgment, decree, law, statute, rule, regulation or governmental permit or license applicable to the Company or the Subsidiaries or any of their assets, which violation would have a Material Adverse Effect.

     For purposes of this Agreement, "Material Adverse Effect" means any event, change, occurrence, effect, fact or circumstance having, or which would reasonably be expected to have, a material adverse effect on (x) the business, assets, condition (financial or otherwise) or results of operation of the Company and the Subsidiaries, if any, taken as a whole or (y) the ability of the Company to consummate the transactions contemplated by this Agreement.

     3.06 SEC Reports; Financial Statements.

     (a) Since January 1, 1995, the Company has filed with the SEC all forms, reports, schedules, registration statements and definitive proxy statements (the "SEC Reports") required to be filed by it with the SEC pursuant to the federal securities laws and SEC rules and regulations. As of their respective dates, the SEC Reports complied with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports. As of their respective dates and as of the date any information from such SEC Reports has been incorporated by reference, the SEC Reports including, without limitation, any financial statements or schedules included therein, did not at the time filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has filed all contracts, agreements and other documents or instruments required to be filed as exhibits to the SEC Reports.

     (b) The consolidated balance sheets of the Company as of June 30, 1999 and 1998 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the two years then ended (including the related notes and schedules thereto) contained in the Company's Form 10-K for the year ended June 30, 1999 present fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of the dates or for the periods presented therein in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved and the published rules and regulations of the SEC with respect thereto, except as otherwise noted therein, including in the related notes.

     (c) The consolidated balance sheets and the related statements of earnings and cash flows (including, in each case, the related notes thereto) of the Company contained in the Form 10-Q for the quarterly period ended April 1, 2000 (the "Quarterly Financial Statements") have been prepared in accordance with the requirements for interim financial statements contained in Regulation S-X. The Quarterly Financial Statements reflect all adjustments necessary to present fairly in accordance with GAAP (except as indicated), in all material respects, the consolidated financial position, results of operations and cash flows of the Company for all periods presented therein. The balance sheet of the Company as of April 1, 2000 is hereinafter referred to as the "Company Balance Sheet."

     3.07 Proxy Statement. None of the information to be supplied by and relating to the Company for inclusion or incorporation by reference in the forms of proxy in connection with the vote of the Company's shareholders with respect to the Merger and this Agreement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's shareholders (collectively the "Proxy Statement") will, at the time of the mailing of the Proxy Statement and at the time of the Shareholders' Meeting, contain any untrue statements of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. With respect to the information relating to the Company, the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. For purposes of this Section 3.07, any statement which is made or incorporated by reference in the Proxy Statement shall be deemed modified or superseded to the extent any later filed document incorporated by reference in the Proxy Statement or any statement included in the Proxy Statement modifies or supersedes such earlier statement.

     3.08 Undisclosed Liabilities. Except as disclosed in Schedule 3.08 of the Company Disclosure Letter, or in the SEC Reports and liabilities incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet, there are no liabilities of the Company and the Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, due, to become due, determined, determinable or otherwise, having or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     3.09 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet and except with respect to the transactions contemplated by this Agreement (i) the business of the Company and the Subsidiaries have been conducted in the ordinary course consistent with past practice, (ii) there has not been any change in the business of the Company and the Subsidiaries which has had, or is expected to have, a Material Adverse Effect, and (iii) the Company and the Subsidiaries have not taken any action described in Section 5.01.

     3.10 Title, Etc.

     (a) The SEC Reports set forth a list of all of the land, which includes the buildings, structures and other improvements located thereon (the "Real Property"), which is owned in fee or leased by the Company or the Subsidiaries. The Company and the Subsidiaries have, with respect to personal property, good, and, with respect to Real Property, good, marketable and insurable, title to all of the properties and assets which they purport to own and which are material to the business, operation or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, free and clear of all mortgages, security interests, liens, claims, charges or other encumbrances of any nature whatsoever, except for (i) any liens, encumbrances or defects reflected in the Company Balance Sheet; (ii) any liens, encumbrances or defects which do not, individually or in the aggregate, materially detract from the fair market value (free of such liens, encumbrances or defects) of the property or assets subject thereto or materially interfere with the current use by the Company or the Subsidiaries of the property or assets subject thereto or affected thereby or otherwise have a Material Adverse Effect; (iii) any liens or encumbrances for taxes not delinquent or which are being contested in good faith, provided that adequate reserves for the same have been established on the Company Balance Sheet; (iv) any liens or encumbrances for current taxes and assessments not yet past due; (v) any inchoate mechanic's and materialmen's liens and encumbrances for construction in progress; (vi) any workmen's, repairmen's, warehousemen's and carriers' liens and encumbrances arising in the ordinary course of business, so long as such liens have not been filed; (vii) any liens of the type referred to in clause (vi) above that have been filed, so long as such liens do not aggregate in excess of $25,000; (viii) liens securing obligations referred to in
Section 5.01(b); and (ix) with respect to Real Property, any liens, encumbrances or defects which are matters of record, including but not limited to, easements, quasi-easements, rights of way, land use ordinances and zoning plans.

     (b) Schedule 3.10 of the Company Disclosure Letter sets forth a list of all of the leases and subleases under which, as of the date hereof, the Company or its Subsidiaries has the right to occupy space (the "Real Property Leases"). The Company has heretofore delivered or made available to the Parent a true, correct and complete copy of all of the Real Property Leases, including all amendments thereto. All Real Property Leases and material leases pursuant to which the Company or the Subsidiaries leases personal property from others are, in all material respects, valid, binding and enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law; neither the Company nor its Subsidiaries has received written or, to the Company's knowledge (as defined below), oral notice of any default by the Company or its Subsidiaries under any Real Property Lease which would have a Material Adverse Effect; there are no existing defaults, or any condition or event which with the giving of notice or lapse of time would constitute a default, by the Company or its Subsidiaries thereunder which would have a Material Adverse Effect; and, with respect to the Company's or its Subsidiaries' obligations thereunder, to the Company's knowledge, no uncured default or event or condition on the part of any landlord exists under any Real Property Lease which with the giving of notice or the lapse of time would constitute a default thereunder which would have a Material Adverse Effect. For the purposes of this Agreement, the phrase "to the Company's knowledge" shall mean the actual knowledge of Robert J. McKenna, Michael A. Simon, Daniel K. Corwin, Nicola T. Arena, John E. Gleason and Jorge A. Luna.

     (c) All of the land, buildings, structures and other improvements occupied by the Company or its Subsidiaries material to the conduct of its business are included in the Real Property and the Real Property Leases.

     (d) Except as contained in the Real Property Leases, neither the Company nor its Subsidiaries owns or holds, nor is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of the Real Property and the Real Property Leases or any portion thereof or interest therein.

     (e) To the Company's knowledge, the Company has no ongoing or present material obligations or liabilities with respect to the Real Property formerly owned, leased or occupied by the Company or its Subsidiaries.

     3.11 Intellectual Property.

     (a) The Company and the Subsidiaries, directly or indirectly, own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how and tangible or intangible proprietary information or material that are material to the business of the Company and the Subsidiaries as presently conducted (the "Company Intellectual Property Rights").

     (b) Either the Company or the Subsidiaries is the sole and exclusive owner of, or the exclusive or non-exclusive licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and, in the case of the Company Intellectual Property Rights owned by the Company or the Subsidiaries, has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used. Except as described in the SEC Reports, no claims with respect to the Company Intellectual Property Rights have been asserted or, to the Company's knowledge, are threatened by any person that are reasonably likely to have a Material Adverse Effect. All registered trademarks, service marks and copyrights held by the Company and the Subsidiaries which are material to the business, and to the Company's knowledge, all other registered trademarks, service marks and copyrights, are valid and subsisting. To the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or the Subsidiaries that would have a Material Adverse Effect. No Intellectual Property Right is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company or any Subsidiaries, except to the extent any such restriction would not have a Material Adverse Effect. Except as set forth in Schedule 3.11(b) of the Company Disclosure Letter, neither the Company nor the Subsidiaries has entered into any agreement (other than exclusive distribution agreements) under which the Company or the Subsidiaries is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market, except to the extent any such restriction would not have a Material Adverse Effect.

     (c) The Company and the Subsidiaries have taken all measures the Company reasonably believes were necessary to make their computer systems, software, hardware, firmware, middleware and other information technology (collectively, "Information Technology") Year 2000 Ready (as defined below). The Company and the Subsidiaries have previously made available to the Parent copies of all year 2000 warranties that the Company or the Subsidiaries has provided, and currently provides, to customers. As used in this Agreement, "Year 2000 Ready" shall mean that Information Technology is designed to be used prior to, during and after the calendar year 2000 A.D. and such Information Technology will accurately receive, provide and process date/time data (including, without limitation, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries A.D., and leap year calculations and will not malfunction, cease to function or provide invalid or incorrect results as a result of date/time data (including, without limitation, to the extent that other Information Technology used in combination with such Information Technology properly exchanges date/time data with it).

     3.12 Insurance. Schedule 3.12 of the Company Disclosure Letter identifies all material property, general liability and casualty insurance policies which currently insure the Company and the Subsidiaries. Such policies are adequate in the view of the management of the Company for the assets and operations of the Company and the Subsidiaries as currently conducted.

     3.13 Employee Benefit Plans.

     (a) Schedule 3.13 of the Company Disclosure Letter sets forth a complete and correct list of all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension plans or employee benefit arrangements or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, stock option or stock purchase arrangements or policies) maintained, or contributed to, by the Company, the Subsidiaries or any trade or business (whether or not incorporated) which is treated with the Company or the Subsidiaries as a single employer under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") with respect to employees of the Company, the Subsidiaries or their ERISA Affiliates ("Company Benefit Plans"). Each Company Benefit Plan is in writing, and the Company has previously furnished or made available to the Parent a true and complete copy of each Company Benefit Plan document, including all amendments thereto, and a true and complete copy of each material document prepared in connection with each such Company Benefit Plan, including, without limitation, if applicable, (i) a copy of each current trust or other funding arrangement, (ii) the most recent summary plan description and any summary of material modifications issued subsequent to such summary plan description, (iii) the three most recently filed Form 5500's, including all attachments thereto, (iv) the most recently received Internal Revenue Service ("IRS") determination letter for each such Company Benefit Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Company Benefit Plan. Neither the Company nor the Subsidiaries have any express or implied commitment (i) to create or incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA, the Code or other applicable law.

     (b) None of the Company, the Subsidiaries or any ERISA Affiliate has incurred any liability under, arising out of or by operation of Title IV of ERISA that has not been satisfied in full (other than liability for premiums to the Pension Benefit Guaranty Corporation (the "PBGC") arising in the ordinary course), including, without limitation, any liability in connection with the termination or reorganization of any employee pension benefit plan subject to Title IV of ERISA and no fact or event exists which could give rise to any such liability. No complete or partial termination, as defined in Section 411(d) of the Code has occurred within the six years preceding the date hereof with respect to any Company Benefit Plan, which was intended to be a plan qualified under Section 401 of the Code.

     (c) Within the six years preceding the date hereof, there has been no "reportable event" as that term is defined in Section 4043 of ERISA and the regulations thereunder with respect to any of the Company Benefit Plans subject to Title IV of ERISA which would require the giving of notice, or for which notice has been waived, or any event requiring notice to be provided under
Section 4063(a) of ERISA.

     (d) Within the six years preceding the date hereof, the Company, the Subsidiaries or any ERISA Affiliate have not sponsored, funded or contributed to any benefit plan that is a multiple employer plan subject to Sections 4063 and 4064 of ERISA or a multiemployer plan as defined in Section 3(37) of ERISA. Within the six years preceding the date hereof, no Company Benefit Plan has incurred any "accumulated funding deficiency" as such term is defined in Section 412 of the Code or Section 302 of ERISA. None of the Company, the Subsidiaries or any ERISA Affiliate or any organization to which any is a successor or parent corporation, has divested any business or entity maintaining or sponsoring a defined benefit pension plan having unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or transferred any such plan to any entity other than the Company, the Subsidiaries or any ERISA Affiliate during the five-year period ending on the Effective Time.

     (e) Each of the Company Benefit Plans intended to qualify under Section 401(a) of the Code ("Qualified Plans") (i) has received a favorable determination letter from the Internal Revenue Service that such Plan is so qualified or (ii) is a standardized prototype plan the form of which has been approved by the Internal Revenue Service, and, except as disclosed on Schedule
3.13 of the Company Disclosure Letter, nothing has occurred with respect to the form or operation of any such Plan which, either individually or in the aggregate, would cause the loss of such qualification or the imposition of any liability, penalty or tax under ERISA or the Code, which loss or imposition would have a Material Adverse Effect.

     (f) None of the Company, the Subsidiaries nor any ERISA Affiliate has engaged in a non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan. Neither the Company nor any Subsidiaries is currently liable or has previously incurred any liability within the six years preceding the date hereof for any tax or penalty arising under Subtitle D, Chapter 43 of the Code or
Section 502 of ERISA which liability would have a Material Adverse Effect, and, to the Company's knowledge, no fact or event exists which could give rise to any such liability. Neither the Company nor any ERISA Affiliate has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any lien or requirement to post any such security.

     (g) To the Company's knowledge, all contributions and premiums required by law or by the terms of any Company Benefit Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto).

     (h) The liabilities of each Company Benefit Plan that has been terminated or otherwise wound up have been fully discharged in compliance with applicable law.

     (i) There has been no violation of ERISA with respect to the filing of applicable returns, reports, documents and notices regarding any of the Company Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Company Benefit Plans which, either individually or in the aggregate, could result in a Material Adverse Effect.

     (j) There are no pending legal proceedings which have been asserted or instituted against any of the Company Benefit Plans, the assets of any such Plans or the Company or any ERISA Affiliate or the plan administrator or any fiduciary of the Company Benefit Plans with respect to the operation of such plans (other than ordinary and usual benefits claims).

     (k) Each of the Company Benefit Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable laws and regulations. All amendments and actions required to bring each of the Company Benefit Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable laws and regulations have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

     (l) Except as set forth on Schedule 3.13 of the Company Disclosure Letter, the Company and the Subsidiaries have never maintained a welfare benefit plan providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code and at the former employee's own expense), and the Company, the Subsidiaries and each of their ERISA Affiliates have complied in all material respects with the notice and continuation requirements of Section 4980B of the Code and the regulations thereunder.

     (m) Other than as set forth in Schedule 3.13 of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, retention bonus or golden parachute payment) becoming due to any director, independent contractor or employee of the Company or the Subsidiaries, (ii) increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     (n) The Company and the Subsidiaries are in compliance in all material respects with applicable laws and collective bargaining agreements with respect to all benefit plans contracts and arrangements covering non-U.S. Business Employees ("Non-U.S. Benefit Plans"). The Company and the Subsidiaries have no unfunded liabilities in violation of local law. All benefits payable under each of the Non-U.S. Benefit Plans are provided in accordance with the terms of the governing provisions of the relevant Non-U.S. Benefit Plan. The Company and the Subsidiaries are not aware of any failure to comply with any applicable law which would or is reasonably likely to result in the loss of tax approval or qualification of any Non-U.S. Benefit Plans.

     3.14 Legal Proceedings, Etc. Except as set forth in Schedule 3.14 of the Company Disclosure Letter, (i) there is no claim, action, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or the Subsidiaries before any court or governmental or regulatory authority or body with respect to which there is reasonable likelihood of a determination which would have a Material Adverse Effect alone or in the aggregate, and (ii) the Company and the Subsidiaries are not subject to any outstanding order, writ, judgment, injunction or decree of any court or governmental or regulatory authority or body including, but not limited to, the SEC.

     3.15 Taxes. The Company and the Subsidiaries have duly filed all material foreign, federal, state and local income, franchise, excise, real and personal property and other Tax (as defined below) returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by the Company and the Subsidiaries prior to the date hereof. All of the foregoing returns and reports are true and correct in all material respects, and the Company and the Subsidiaries have paid or, prior to the Effective Time will pay, all Taxes, interest and penalties (whether or not shown on such returns or reports) as due or (except to the extent the same are contested in good faith) claimed to be due to any federal, state, local or other taxing authority. The Company has paid and will pay all installments of estimated taxes due on or before the Effective Time. All taxes and state assessments and levies which the Company and the Subsidiaries are required by law to withhold or collect have been withheld or collected and have been paid to the proper governmental authorities or are held by the Company for such payment. The Company and the Subsidiaries have paid or made adequate provision in accordance with GAAP in the financial statements of the Company for all Tax payable in respect of all periods ending on or prior to the date of this Agreement and will have made or provided for all Taxes payable in respect of all periods ending on or prior to the Closing Date. As of the date hereof, all deficiencies proposed as a result of any audits have been paid or settled. The Company and the Subsidiaries have paid, collected or withheld, or caused to be paid, collected or withheld, all amounts of Tax required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the financial statements have been established or which are being contested in good faith. The Company has not given nor been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other entity) of any statute of limitations relating to the payment of Taxes. No claim has ever been made by an authority in a jurisdiction in which the Company has not filed Tax returns that it is or may be subject to taxation by that jurisdiction. There are no claims or assessments pending against the Company or the Subsidiaries for any alleged deficiency in any Tax, and the Company has not been notified in writing, of any proposed Tax claims or assessments against the Company or the Subsidiaries. There is no existing tax sharing agreement that may or will require that any payment be made by or to the Company on or after the Closing Date. The Company has never been part of an affiliated group filing consolidated federal (or other) income tax returns (other than as a parent of such affiliated group) and has no liability for Taxes of any other entity (i) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law),
(ii) as a transferee or successor, (iii) by contract, or (iv) otherwise. "Tax or Taxes" shall mean all taxes, levies or other assessments of whatever kind, including, without limitation, income, excise, property, sales, transfer, gross receipts, employment, withholding, import and franchise taxes and customs duties imposed by the United States, or any state, county, local or foreign government, or subdivision or agency thereof, and including any interest, penalties or additions attributable thereto.

     3.16 Material Agreements. The Company has made available to the Parent true and accurate copies of any material note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal that is required to be described in or filed as an exhibit to any SEC Report (the "Company Material Contracts"). All such Company Material Contracts are valid and binding and are in full force and effect and enforceable against the Company or the Subsidiaries in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. Except as set forth in Schedule 3.16 of the Company Disclosure Letter, no consent of any person is needed in order that each such Company Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement, except for consents the absence of which would not have a Material Adverse Effect, and neither the Company nor the Subsidiaries is in material violation or breach of or default under any such Company Material Contract; nor to the Company's knowledge is any other party to any such Company Material Contract in violation or breach of or default under any such Company Material Contract.

     3.17  Compliance  with  Law.  The  Company  and the  Subsidiaries  hold all
permits,  licenses,   variances,   exemptions,   orders  and  approvals  of  all
governmental entities necessary for them to own, lease or operate their properties and assets and to carry on their businesses substantially as now conducted, except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not have a Material Adverse Effect (the "Company Permits"). The Company and the Subsidiaries are in material compliance with applicable laws and the terms of the Company Permits. Except as disclosed in the SEC Reports filed prior to the date of this Agreement, the Company has not received any written, or to the Company's knowledge, oral notice that the business operations of the Company and the Subsidiaries are being conducted in violation of any law, ordinance or regulation of any governmental entity.

     3.18 Insider Interests. The SEC Reports set forth all material contracts, agreements with and other obligations to officers, directors and employees or shareholders of the Company and the Subsidiaries. Except as set forth in the SEC Reports, no officer, director or shareholder of the Company or the Subsidiaries, and no entity controlled by any such officer, director or shareholder, and no relative or spouse who resides with any such officer, director or shareholder
(i) owns, directly or indirectly, any material interest in any person that is or is engaged in business other than on an arm's-length basis as, a competitor, lessor, lessee, customer or supplier of the Company or the Subsidiaries or (ii) owns, in whole or in part, any tangible or intangible property material to the conduct of the business that the Company or the Subsidiaries use in the conduct of its business.

     3.19 Officers, Directors and Employees. Schedule 3.19 of the Company Disclosure Letter sets forth the name and current compensation of each officer, director or employee of the Company and the Subsidiaries whose current annual rate of compensation from the Company or the Subsidiaries (including bonuses but excluding commission-only compensation) exceeds $100,000.

     3.20 Environmental Protection. Notwithstanding anything in this Agreement to the contrary, this Section 3.20 is the sole representation with respect to environmental matters. Except as set forth in Schedule 3.20 of the Company Disclosure Letter, the Company and the Subsidiaries have obtained all material permits, certificates, licenses, approvals and other authorizations (collectively "Environmental Permits") relating to health, safety, sanitation, pollution or protection of the environment, including those relating to emissions, discharges, releases of pollutants, contaminants or chemicals, or industrial, toxic or hazardous substances or wastes into the environment
(including, without limitation, ambient air, surface water, ground water, or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or chemicals, or industrial, toxic or hazardous substances or wastes. Except as set forth in Schedule 3.20 of the Company Disclosure Letter, the Environmental Permits are in full force and effect and the Company and the Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits. Except as set forth in Schedule 3.20 of the Company Disclosure Letter, the Company and the Subsidiaries are also in compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable foreign, federal, state or local environmental health and safety laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, if any ("Pertinent Environmental Laws"). Except as set forth in Schedule 3.20 of the Company Disclosure Letter, to the Company's knowledge, there are no past or present events, conditions, circumstances, activities, practices or incidents which, with the passage of time or the giving of notice, or both, would constitute a violation of Pertinent Environmental Law or contract, lease or agreement with any third party, or noncompliance with any Environmental Permit, or which may prevent compliance or continued compliance with Pertinent Environmental Laws, or which may give rise to any material common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding or governmental investigation. Except as set forth in Schedule 3.20 of the Company Disclosure Letter, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or, to the Company's knowledge, threatened against the Company or the Subsidiaries relating in any way to any Pertinent Environmental Laws. There are no agreements, consent orders, decrees, judgments, license or permit conditions or other orders or directives of any foreign, federal, state or local court, governmental agency or authority which require any material change in the present use, operation or condition of the Real Property or, pursuant to applicable Pertinent Environmental Laws, any material work, repairs, construction, containment, cleanup, investigation, removal or other remedial action or material capital expenditure.

     3.21 Brokers and Finders. Other than Ernst & Young LLP, neither the Company nor any of its officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions, finders' fees or investment banking fees in connection with the transactions contemplated herein.

     3.22 Voting Requirements. The affirmative vote of the holders of at least two-thirds of the total number of votes entitled to be cast by the holders of the Shares outstanding as of the record date for the Company Special Meeting is the only vote of the holders of any class or series of the Company's capital stock or other securities necessary to approve this Agreement and the transactions contemplated by this Agreement.

     3.23 Board Approval. The Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Company Board Approval"), has duly (i) determined, subject to and conditioned upon receipt of the fairness opinion required pursuant to Section 6.01(d) hereof, that this Agreement and the Merger are fair to and in the best interests of the Company and its shareholders, (ii) approved this Agreement and the Merger and (iii) subject to its fiduciary obligations under applicable law, recommended that the shareholders of the
Company adopt this Agreement and approve the Merger and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the Company's shareholders at the Shareholders' Meeting. The Company Board Approval constitutes adoption of this Agreement for purposes of
Section 902 of the BCL. No state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

     3.24 Labor Matters . (a) Schedule 3.24 of the Company Disclosure Letter sets forth a list of all of the collective bargaining agreements to which the Company or the Subsidiaries is a party or is subject. The Company has heretofore delivered or made available to the Parent true, correct and complete copies of all the collective bargaining agreements listed in Schedule 3.24, and copies of all grievances, grievance responses, grievance settlement agreements, and labor arbitrator decisions and awards arising under any such collective bargaining agreements or predecessor agreements within the three years preceding the date hereof. Except to the extent set forth in Schedule 3.24, and except for such matters as would not have or result in a Material Adverse Effect (a) the Company and the Subsidiaries are in compliance with all applicable laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours, and employee safety and health, and all of the provisions of the aforementioned collective bargaining agreements listed in
Schedule 3.24; (b) neither the Company nor the Subsidiaries has received written, or to the Company's knowledge, oral notice of any unfair labor practice charge or complaint pending before the National Labor Relations Board; (c) there is no labor strike, work slowdown or stoppage currently pending or, to the Company's knowledge threatened by any authorized representative of any union or other representative of employees against or affecting the Company or the Subsidiaries and none has occurred since 1995; (d) neither the Company nor the Subsidiaries has received written, or to the Company's knowledge, oral notice that any representation petition has been filed with the National Labor Relations Board respecting the employees of the Company or the Subsidiaries; (e) no labor grievance or arbitration proceeding arising out of or arising under any of the aforementioned collective bargaining agreements is pending against the Company or the Subsidiaries; (f) neither the Company nor the Subsidiaries is currently engaged in collective bargaining negotiations; and (g) neither the Company nor the Subsidiaries has received written, or to the Company's knowledge, oral notice of any discrimination, harassment or retaliation allegations, charges or complaints pending before the Equal Employment Opportunity Commission, New York State Division of Human Rights or any other agency or Court, state or federal, or threat of same. (b) Schedule 3.24 lists all individual employment agreements between the Company or the Subsidiaries and one or more employees. The Company has heretofore delivered to the Parent true, correct and complete copies of all such employment agreements with its employees. All employment agreements to which the Company or the Subsidiaries is a party are, in all material respects, valid and binding.

     3.25 Termination. The Company has simultaneously with the execution and delivery of this Agreement terminated that certain Agreement and Plan of Merger among the Company, Miranda Holdings, Inc. and Miranda Acquisition Corp. dated April 26, 2000 and such is no longer in force or effect.

     3.26 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, anything described in or listed in the Company Disclosure Letter, neither the Company nor any other person makes any representation or warranty to the Parent or the Purchaser, express or implied, and the Company hereby disclaims any such representation or warranty, whether by or on behalf of the Company or any of its officers, directors, employees, agents or representatives or any other person, notwithstanding the delivery or disclosure to the Parent or the Purchaser or any of its officers, directors, employees, agents or representatives or any other person of any document or other information by the Company or any of its officers, directors, employees, agents or representatives or any other person. Any material document delivered by the Company pursuant to this Agreement is a true, correct and complete copy of such document, and has not been modified or amended unless such amendment or modification is included with such document.

    ARTICLE IV REPRESENTATIONS AND WARRANTIES OFTHE PARENT AND THE PURCHASER

     The Parent and the Purchaser represent and warrant to the Company that:

     4.01 Corporation Organization. The Parent is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware, and the Purchaser is a corporation duly organized and validly existing and in good standing under the laws of the State of New York. The Parent and the Purchaser each has all requisite power and authority to own its assets and carry on its business as now being conducted or proposed to be conducted. Each of the Parent and the Purchaser has delivered to the Company complete and correct copies of its Operating Agreement, Certificate or Articles of Incorporation and By-Laws, as applicable, as in effect on the date hereof.

     4.02 Authorized Capital. The authorized capital stock of the Purchaser consists of 200 shares of Common Stock, no par value per share, of which one share shall be outstanding as of the Effective Time. All of the issued and outstanding shares of capital stock of the Purchaser are validly issued, fully paid, nonassessable and free of preemptive rights and all liens.

     4.03 Corporation Authority. Each of the Parent and the Purchaser has the necessary power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by each of the Parent and the Purchaser, the performance by the Parent and the Purchaser of its obligations hereunder and the consummation by the Parent and the Purchaser of the transactions contemplated hereby have been duly authorized by its Board of Directors and no other corporate or limited liability company proceeding on the part of the Parent or the Purchaser is necessary for the execution and delivery of this Agreement by the Parent and the Purchaser and the performance by the Parent and the Purchaser of its obligations hereunder and the consummation by the Parent and the Purchaser of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Parent and the Purchaser and, assuming the due authorization, execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Parent and the Purchaser, enforceable against the Parent and the Purchaser in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     4.04 No Prior Activities. The Purchaser has not incurred, directly or indirectly, any liabilities or obligations, except those incurred in connection with its incorporation or with the negotiation of this Agreement and the consummation of the transactions contemplated hereby and thereby. The Purchaser has not engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any person or entity, and is not subject to or bound by any obligation or undertaking, that is not contemplated by or in connection with this Agreement and the transactions contemplated hereby and thereby.

     4.05 Governmental Filings; No Violations.

     (a) Other than the filing of the New York Certificate of Merger in accordance with the BCL, the Restated Certificate of Incorporation and the HSR Filing, no notices, reports or other filings are required to be made by the Parent or the Purchaser with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Parent or the Purchaser from, any governmental or regulatory authorities of the United States, the several States or any foreign jurisdictions in connection with the execution and delivery of this Agreement by the Parent and the Purchaser and the consummation by the Parent and the Purchaser of the transactions contemplated hereby, the failure to make or obtain any or all of which could prevent, materially delay or materially burden the transactions contemplated by this Agreement.

     (b) Neither the execution and delivery of this Agreement by the Parent or the Purchaser nor the consummation by the Parent or the Purchaser of the transactions contemplated hereby nor compliance by the Parent or the Purchaser with any of the provisions hereof will: (i) conflict with or result in any breach of any provision of its Operating Agreement, Certificate or Articles of Incorporation or By-Laws, as applicable, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Parent or the Purchaser is a party or by which it or any of its properties or assets may be bound, (iii) require the creation or imposition of any lien upon or with respect to the properties of the Parent or the Purchaser or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent or the Purchaser or any of its properties or assets, excluding from the foregoing clauses (iii) and (iv) violations, breaches or defaults which in the aggregate, would not have a material adverse effect on the business, financial condition or operations of the Parent or the Purchaser or which would not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

     4.06 Brokers and Finders. Neither the Parent, the Purchaser nor any of its officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions, finders fees or investment banking fees in connection with the transactions contemplated herein.

     4.07 Proxy Statement; Other Information. None of the information to be supplied by and relating to the Parent or the Purchaser for inclusion or incorporation in the Proxy Statement or any schedules required to be filed with the SEC in connection therewith and described therein as being supplied by the Parent or the Purchaser will, at the respective times that the Proxy Statement or any amendments or supplements thereto or any such schedules are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.08 Ownership of Company Capital Stock. As of the date of this Agreement, neither the Parent, the Purchaser nor any of their respective affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in case of either clause (i) or (ii), shares of capital stock of the Company.

     4.09 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, or any other document delivered pursuant to this Agreement, neither the Parent or the Purchaser nor any other person makes any representations or warranty to the Company, express or implied, and the Parent and the Purchaser hereby disclaim any such representation or warranty, whether by the Parent or the Purchaser or any of its or their officers, directors, employees, agents or representatives or any other person, notwithstanding the delivery or disclosure to the Company or any of its officers, directors, employees, agents or representatives or any other person of any document or other information by the Parent and the Purchaser or any of their officers, directors, employees, agents or representatives or any other person. Any document delivered by the Parent or the Purchaser pursuant to this Agreement is a true, correct and complete copy of such document, and has not been modified or amended unless such amendment or modification is included with such document.

                       ARTICLE V COVENANTS OF THE PARTIES

     5.01 Conduct of Business of the Company. Except as contemplated by this Agreement or as set otherwise agreed by the Parent in writing, during the period from the date of this Agreement to the Effective Time, each of the Company and the Subsidiaries will conduct its business and operations only in the ordinary and usual course of business consistent with past practice and will seek to preserve intact the current business organization, and preserve its relationships with customers, suppliers and others having business dealings with the Company to the end that the goodwill and ongoing business shall be unimpaired in all material respects at the Effective Time. Without limiting the generality of the foregoing, and, except as contemplated in this Agreement, prior to the Effective Time, without the advance written consent of the Parent, neither the Company nor any of the Subsidiaries will:

     (a) Except to the extent required by applicable law, amend its Certificate of Incorporation or By-Laws;

     (b) (i) Create, incur or assume any indebtedness for money borrowed, including obligations in respect of capital leases or other capital expenditures, except indebtedness for borrowed money incurred in the ordinary course of business, provided that the proceeds thereof are not distributed to the shareholders of the Company; or (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; provided, however, that the Company may endorse negotiable instruments in the ordinary course of business consistent with past practice;

     (c) Declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock;

     (d) Issue, sell, grant, purchase or redeem, or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, or subdivide or in any way reclassify, any shares of its capital stock, except in any case above pursuant to Section 2.05 with respect to the Options or pursuant to Section 2.06 with respect to the Purchase Plans; provided, however, that from and after the date hereof, the Company will permit no further orders for shares under the Purchase Plans;

     (e) Other than funding in the aggregate amount of $25,000 in connection with those certain Supplemental Executive Compensation Agreements between the Company and each of Robert McKenna and Daniel Corwin, (i) increase the rate of compensation payable or to become payable by the Company to its directors, officers or employees, whether by salary or bonus, other than in the ordinary course of business consistent with past practice or (ii) icrease the rate or term of, or otherwise alter, any bonus, insurance, pension, severance or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or employees other than renewals of contractual arrangements made in the ordinary course of business consistent with past practice;

     (f) Enter into any agreement, commitment or transaction (other than borrowings permitted by Section 5.01(b)), except agreements, commitments or transactions in the ordinary course of business consistent with past practice;

     (g) Sell, transfer, mortgage, pledge, grant any security interest or permit the imposition of any lien or other encumbrance on any asset other than in the ordinary course of business consistent with past practice and except pursuant to the Credit Agreement (other than with respect to the assets constituting the Company's aerospace division);

     (h) Waive any right under any contract or other agreement identified in the Company Disclosure Letter if such waiver would have a Material Adverse Effect;

     (i) Except as required by GAAP, the SEC or applicable law, make any material change in its accounting methods or practices or make any material change in depreciation or amortization policies or rates adopted by it for accounting purposes or, other than normal writedowns or writeoffs consistent with past practices, make any writedowns of inventory or writeoffs of notes or accounts receivable; (j) Make any loan or advance to any of its shareholders, officers, directors, employees (other than advances to field sales personnel, vacation advances, relocation advances and travel advances in each case made in the ordinary course of business in a manner consistent with past practice) or make any other loan or advance to any other person or group otherwise than in the ordinary course of business consistent with past practice;

     (k) Terminate or fail to renew any contract including, all current insurance policies, or other agreements (excluding customer leases or contracts), the termination or failure of which to renew would have a Material Adverse Effect;

     (l) Enter into any collective bargaining agreement;

     (m) Take, agree to take, or knowingly permit to be taken any action, or do or, with respect to anything within the Company's control, knowingly permit to be done anything in the conduct of its business which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the representations of the Company to be or become untrue in any material respect;

     (n) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or any assets that are material, individually or in the aggregate, to the Company and the Subsidiaries taken as a whole;

     (o) make any Tax election that would reasonably be expected to have a Material Adverse Effect or settle or compromise any material Tax liability;

     (p) settle or compromise any claim (including arbitration) or litigation involving payments by the Company in excess of $50,000 individually, or $100,000 in the aggregate, which is not subject to insurance reimbursement without the prior written consent of the Parent; or

     (q) Agree to do any of the foregoing.

     5.02 Notification of Certain Matters. The Company shall give prompt notice to the Parent of: (a) written, or to the Company's knowledge, oral notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (b) any written, or to the Company's knowledge, oral notice or other communication from any regulatory authority in connection with the transactions contemplated by this Agreement; and (c) any claims, actions, proceedings or investigations commenced or, to the best of its knowledge, threatened or involving the Company or the Subsidiaries, or any of their respective properties or assets, which, if pending on the date hereof, would have been required to have been disclosed in the Company Disclosure Letter pursuant to the provisions of Section 3.14; and (d) the occurrence of any event having, or which insofar as can be reasonably foreseen would have, a Material Adverse Effect.

     5.03 Access to Information. Between the date of this Agreement and the Effective Time, the Company will during ordinary business hours and upon reasonable advance notice, (i) give the Parent and the Parent's authorized representatives access the Parent shall reasonably request to all of its books, records (including, without limitation, the workpapers of the Company's outside accountants), contracts, commitments, plants, offices and other facilities and properties, and its personnel, representatives, accountants and agents (including prospective lenders); (ii) permit the Parent to make such inspections thereof as it may reasonably request (including, without limitation, observing the Company's physical inventory of its assets), (iii) cause its officers and advisors to furnish to the Parent its financial and operating data and such other existing information with respect to its business, properties, assets, liabilities and personnel (including, without limitation, title insurance reports, real property surveys and environmental reports, if any), as the Parent may from time to time reasonably request, (iv) take such actions as the Parent reasonably deems appropriate to verify the existence and condition of equipment leased by the Company to its customers, and (v) permit the Parent's accountants to conduct such confirmation and testing procedures with respect to the Company's receivables as the Parent reasonably deems appropriate; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Company. Any and all information disclosed by or on behalf of the Company to the Parent or the Parent's authorized representatives in accordance with this Section 5.03 shall be subject to the terms of the Confidentiality Agreement, dated May 3, 2000, between the Company and Key Components, Inc. (the "Confidentiality Agreement").

     5.04 Shareholders' Meeting. Subject to the requirements of Section 5.15, the Company shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and By-Laws, to convene the Shareholders' Meeting as promptly as reasonably practicable after the date on which the definitive Proxy Statement has been mailed to the Company's shareholders for the purpose of considering and taking action upon the Merger and this Agreement. Subject to the fiduciary obligations of the Board under applicable law and as otherwise contemplated by this Agreement, the Company shall, through the Board, recommend to its shareholders approval of the Merger and this Agreement.

     5.05 Proxy Statement. The Parent and the Company shall, as promptly as possible, prepare and, subject to the requirements of Section 5.15, file with the SEC the Proxy Statement, and forms of proxy in connection with the vote of the Company's shareholders with respect to the Merger and this Agreement and any required Other Filings. The Company and the Parent shall each use all reasonable efforts to cause the Proxy Statement to be mailed to shareholders of the Company at the earliest practicable date contemplated by Section 1.07. If at any time prior to the Effective Time any event with respect to the Company should occur and is required to be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company.

     5.06 Further Information. The Company and the Parent shall give prompt written notice to the other of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect (including the Company, the Parent or the Purchaser receiving knowledge of any fact, event or circumstance which may cause any representation qualified as to knowledge to be or become untrue in any material respect) or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Merger Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     5.07 Further Assurances. Consistent with the terms and conditions hereof, each party hereto will execute and deliver such instruments and take such other action as the other parties hereto may reasonably require in order to carry out this Agreement and the transactions contemplated hereby and thereby.

     5.08 Interim Financial Statements. Within 45 days after the end of each fiscal quarter and 90 days after the end of any fiscal year after the date of this Agreement, and until the Effective Time, the Company will deliver to the Parent its Form 10-Q's or 10-K's, as the case may be, for such quarter or year. The financial statements contained therein shall fairly present in all material respects their respective financial condition, results of operations and cash flows and changes in financial position as at the date or for the periods indicated in accordance with GAAP consistently applied in accordance with past practice, shall be prepared in conformity with the requirements of Regulation S-X under the Exchange Act and shall be accompanied by a certificate of the principal financial officer (or independent certified public accountant in the case of year end financials) of the Company to such effect.

     5.09 Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto will use their commercially reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and shall use its commercially reasonable best efforts to satisfy the conditions to the transactions contemplated hereby and to obtain all waivers, permits, consents and approvals and to effect all registrations, filings and notices with or to third parties or governmental or public bodies or authorities which are necessary or desirable in connection with the transactions contemplated by this Agreement, including, but not limited to, filings to the extent required under the Exchange Act and HSR Act. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of each of the parties hereto shall take such action. Without limiting the generality of the foregoing, the Company, the Parent and the Purchaser will defend against any lawsuit or proceeding, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated hereby. From time to time after the date hereof, without further consideration, the Company will, at its own expense, execute and deliver such documents to the Parent as the Parent may reasonably request in order to consummate such transactions. From time to time after the date hereof, without further consideration, the Parent will, at its own expense, execute and deliver such documents to the Company as the Company may reasonably request in order to consummate the Merger.

     5.10 Filings. The Company and the Parent will file, or cause to be filed, as promptly as possible, with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Department of Justice") pursuant to the HSR Act the notification required by the HSR Act, including all requisite documents, materials and information therefor, and request early termination of the waiting period under the HSR Act. Each of the Company and the Parent shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. The Company and the Parent shall each keep the other apprised of the status of any inquiries or requests for additional information made by any governmental authority and shall comply promptly with any such inquiry or request.

     5.11 Public Announcements. The initial press release relating to the transactions contemplated hereby shall be a joint press release, and thereafter the Company and the Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or with National Association of Securities Dealers, Inc.

     5.12 Indemnity; D&O Insurance.

     (a) The Parent shall cause all rights to indemnification by the Company now existing in favor of each present and former director or officer of the Company (hereinafter referred to in this Section as the "Indemnified Parties") as provided in the Company's Certificate of Incorporation, By-Laws or indemnification agreements to survive the Merger and to continue in full force and effect as rights to indemnification by the Surviving Corporation for a period of at least six years following the Effective Time.

     (b) Subject to the terms set forth herein, the Surviving Corporation shall indemnify and hold harmless, to the fullest extent permitted under applicable law (and shall also advance expenses as incurred by an Indemnified Party to the extent permitted under applicable law, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each Indemnified Party against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action, alleged action, omission or alleged omission occurring on or prior to the Effective Time in their capacity as director or officer (including, without limitation, any claims, actions, suits, proceedings and investigations which arise out of or relate to the transactions contemplated by this Agreement) for a period of six years after the Effective Time, provided that, in the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

     (c) Any  Indemnified  Party  wishing  to claim  indemnification  under this
Section 5.12, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any obligation to indemnify such Indemnified Party or of any other obligation imposed by this Section 5.12 unless and to the extent that such failure materially prejudices the Parent or the Surviving Corporation; it being understood that it shall be deemed to materially prejudice the Parent or the Surviving Corporation, as the case may be, if, as a result of such failure to notify, the Parent or the Surviving Corporation is not given an opportunity to assume the defense of such claim, action, suit, proceeding or investigation within a reasonably prompt time after such claim, action, suit, proceeding or investigation is asserted or initiated. In the event of any such claim, action, suit, proceeding or investigation, (i) the Surviving Corporation or the Parent shall have the right to assume the defense thereof and shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense hereof, except that if the Parent or Surviving Corporation elects not to assume such defense or counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between the Parent or Surviving Corporation and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to it, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received; provided, however, that in no event shall the Parent or Surviving Corporation be required to pay fees and expenses, including disbursements and other charges, for more than one firm of attorneys in any one legal action or group of related legal actions unless (A) counsel for the Indemnified Party advises that there are issues which raise conflicts of interest that require more than one firm of attorneys, or (B) local counsel of record is needed in any jurisdiction in which any such action is pending, (ii) the Parent and the Indemnified Party shall cooperate in the defense of any such matter, and (iii) the Parent and the Surviving Corporation shall not be liable for any settlement effected without the prior written consent of one of them (which consent shall not be unreasonably withheld); and provided, further, that the Parent and Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and to the extent a court of competent jurisdiction ultimately determines, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

     (d) For a period of not less than six years after the Effective Time, the Parent shall cause the Surviving Corporation to use its best reasonable efforts to maintain, if available for an annual premium not in excess of $70,000, officers' and directors' liability insurance covering the Indemnified Parties who are presently covered by the Company's officers' and directors' liability insurance, (copies of which have been delivered to the Parent), with respect to acts or omissions occurring at or prior to the Effective Time, on terms no less favorable than those in effect on the date hereof or at the Effective Time, or if such insurance coverage is not available for an annual premium not in excess of $70,000 to obtain the amount of coverage that is available for an annual premium of $70,000.

     (e) The covenants contained in this Section 5.12 shall survive the Effective Time until fully discharged and are intended to benefit each of the Indemnified Parties.

     5.13 Other Potential Bidders. The Company, its affiliates and their respective officers, directors, employees, investment bankers, attorneys and other representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to the acquisition of or an investment in the Company (other than with respect to the assets constituting the Company's aerospace division), whether in the form of a merger, amalgamation, consolidation, share exchange, recapitalization, business combination, purchase of stock, acquisition of assets, joint venture, strategic alliance or otherwise (an "Acquisition Proposal"). Neither the Company nor any of its affiliates, nor any of its or their respective officers, directors, employees, representatives or agents, shall, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than the Parent and the Purchaser, any affiliate or associate of the Parent and the Purchaser or any designees of the Parent and the Purchaser) concerning any Acquisition Proposal, or take any other action to facilitate the making of a proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal; provided, however, that if at any time prior to the Effective Time, the Company receives an unsolicited written, bona fide Acquisition Proposal from a third party, the Board may, but only if, in the good faith judgment of the Board, based as to legal matters, on the advice of legal counsel, the Board determines that the failure to do so would be inconsistent with the discharge of its fiduciary duties to the Company's shareholders under applicable law, proceed with discussions regarding such Acquisition Proposal and (a) furnish information and access, in each case only in response to unsolicited requests therefor, to any corporation, partnership, person or other entity or group pursuant to confidentiality agreements that do not prohibit or restrict disclosure of any matter to the Parent, and (b) participate in discussions and negotiate with such entity or group concerning any Acquisition Proposal. Notwithstanding the foregoing, the Company shall immediately advise the Parent and the Purchaser orally and in writing of the receipt of any Acquisition Proposal, the material terms and conditions thereof and the identity of the person making such proposal and shall immediately provide the Parent and the Purchaser with a copy of the same and any related materials. Without limiting the foregoing, it is understood that any violation of the preceding restrictions set forth in this Section 5.13 by any executive officer of the Company or any of the Subsidiaries, shall be deemed to be a breach of this Section 5.13 by the Company. The Company shall use its best efforts to ensure that the officers, directors and employees of the Company and the Subsidiaries and any investment banker or other advisor or representatives retained by the Company are aware of the restrictions set forth in the preceding sentences, and the Company hereby represents that the Board has adopted resolutions directing the officers, directors and employees of the Company and the Subsidiaries to comply with such restrictions. The Company promptly shall advise the Parent orally and in writing of any Acquisition Proposal and any inquiries or developments with respect thereto.

     5.14 Shareholder Litigation. In connection with any litigation which may be brought against the Company or its directors relating to the transactions contemplated by this Agreement, the Company shall keep the Parent and the Purchaser and any counsel which either the Parent or the Purchaser may retain at its own expense, informed of the status of such litigation.

     5.15 Financing Commitments. On or before June 9, 2000, the Parent and the Purchaser shall deliver executed copies of commitment letters from one or more financing sources committing, subject to the terms and conditions of such commitment letters, to provide financing in an amount sufficient to consummate the Merger and the other transactions contemplated by this Agreement. The Parent and the Purchaser agree to keep the Company reasonably informed, from time-to-time, as to their progress in obtaining the Financing Commitments.

                       ARTICLE VI CONDITIONS TO THE MERGER

     6.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to consummate the Merger shall be subject to the following conditions, to the extent not waived at or prior to the Closing:

     (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote or consent of the shareholders of the Company;

     (b) Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated;

     (c) No order, statute, rule, regulation, execution order, stay, decree, judgment, or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Merger; and

     (d) The Company shall have received a signed written opinion from Ernst & Young LLP that the Merger is fair to the Company's shareholders from a financial point of view, and the Company shall have delivered a true and complete copy of such opinion to the Purchaser.

     6.02 Conditions to the Obligations of the Parent and the Purchaser to Effect the Merger. The obligation of the Purchaser and the Parent to effect the Merger shall be further subject to satisfaction of the following conditions, unless waived by the Parent:

     (a) the Company shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by it at or prior to the Effective Time, the representations and warranties of the Company set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case as of the date hereof and at the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of such earlier date) and the Parent and the Purchaser shall have received a certificate of an authorized officer of the Company to that effect;

     (b) there shall have been no material adverse change in the business, operations, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole;

     (c) the Parent and the Purchaser shall have obtained funding pursuant to and in accordance with the Financing Commitments;

     (d) the Company shall not have received notices of election to dissent pursuant to Section 623(a) of the BCL from shareholders who, in the aggregate, own 10% or more of the Shares;

     (e) the Parent and the Purchaser shall have received Phase I Environmental Reports for all of the Company's properties and facilities, each of such reports (which shall be dated no earlier than sixty (60) days prior to the Effective
Time) shall be reasonably satisfactory to the Parent and the Purchaser and such reports shall not recommend further investigation or remediation of the property owned or leased by the Company which would cost in excess of $250,000; and

     (f) the Company shall have terminated its Rights Agreement, dated November 9, 1993, by and between the Company and American Stock Transfer and Trust Company.

     6.03 Conditions to the Obligations of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be further subject to the Parent and the Purchaser having performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by each of them at or prior to the Effective Time, and the representations and warranties of the Parent and the Purchaser contained in this Agreement shall be true when made and at and as of the Effective Time (except for representations and warranties made as of a specified date, which need only be true as of such date) as if made at and as of such time, and the Company shall have received a certificate of an authorized officer of the Parent and the Purchaser to that effect. ARTICLE VII CLOSING

     7.01 Time and Place. The closing of the Merger (the "Closing") shall take place at the offices of Hodgson, Russ, Andrews, Woods & Goodyear LLP, Buffalo, New York, at 10:00 a.m. local time on a date to be specified by the parties which shall be no later than the third business day after the date on which the last of the closing conditions set forth in Article VII is satisfied or waived (if waivable) unless another time, date or place is agreed upon in writing by the parties hereto. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

     7.02 Filings at the Closing. At the Closing, the Purchaser shall cause the New York Certificate of Merger to be filed and recorded with the Secretary of State of the State of New York in accordance with the provisions of Section 904 or 905 of the BCL, and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                   ARTICLE VIII TERMINATION; AMENDMENT; WAIVER

     8.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time: (a) by mutual written consent of the Parent, the Purchaser and the Company; (b) by the Parent and the Purchaser or the Company if (i) any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger shall not have been consummated by October 2, 2000; (c) by the Company if prior to the Effective Time, a corporation, partnership, person or other entity or group shall have made an Acquisition Proposal that the Board by a majority vote, determines in its good faith judgment and in the discharge of its fiduciary duties, is more favorable to the Company's shareholders than the Merger; (d) by the Parent and the Purchaser prior to the Effective Time, if (i) there shall have been a breach of any representation or warranty on the part of the Company such that the condition with respect to representations and warranties set forth in Section 6.02(a) shall not be satisfied, (ii) there shall have been a breach of any covenant or agreement on the part of the Company such that the condition with respect to covenants and agreements set forth in Section 6.02(a) shall not be satisfied, or (iii) the Board shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger or shall have recommended another offer, or shall have adopted any resolution to effect any of the foregoing and on or prior to such date an entity or group (other than the Parent or the Purchaser) shall have made and not withdrawn an Acquisition Proposal; or
(e) by the Company if (i) there shall have been a breach of any representation or warranty on the part of the Parent or the Purchaser such that the condition with respect to representations and warranties set forth in Section 6.03 shall not be satisfied or (ii) there shall have been a breach of any covenant or agreement on the part of the Parent or the Purchaser such that the condition with respect to covenants and agreements set forth in Section 6.03 shall not be satisfied.

     8.02 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, other than the provision of this Section 8.02 and 8.03 hereof. Nothing contained in this
Section 8.02 shall relieve any party from liability for any breach of this Agreement.

     8.03 Fees and Expenses.

     (a) In the event the Company terminates this Agreement pursuant to Section 8.01(c) or the Parent or the Purchaser terminates this Agreement pursuant to
Section 8.01(d) or the conditions set forth in either Section 6.01(a) or 6.02(d) are not satisfied, the Company shall reimburse the Parent, the Purchaser and their affiliates (not later than one business day after submission of statements therefor) for all out-of-pocket fees and expenses, incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, attorneys' fees, fees payable to financing sources, investment bankers, counsel to any of the foregoing, and accountants and filing fees and printing costs) (the "Expense Reimbursement Amount").

     (b) In addition, in the event the Company terminates this Agreement pursuant to Section 8.01(c) or in the event the Parent or the Purchaser terminates this Agreement pursuant to Section 8.01(d)(iii), the Parent and the Purchaser would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate the Parent and the Purchaser for such damages, the Company shall pay to the Purchaser, immediately upon such termination, by wire transfer of immediately available funds to an account designated by the Purchaser, the amount of $2,500,000 as liquidated damages, as well as all amounts to which the Parent and the Purchaser would be entitled pursuant to Section 8.03(a). It is specifically agreed that the amount to be paid pursuant to this Section 8.03(b) represents liquidated damages and not a penalty.

     (c) (i) In the event the Company  terminates this Agreement pursuant to (A)
Section 8.01(b)(i) (to the extent such nonappealable order, decree, ruling or other final action restraining, enjoining or otherwise prohibiting the Merger results from the Parent and/or the Purchaser being a party to this Agreement or to the Merger and would not have resulted from any other person or persons being a party to this Agreement or to the Merger), (B) Section 8.01(b)(ii) (to the extent the failure to consummate the Merger results from the conditions to the Merger set forth in Sections 6.01(b), 6.02(c) or 6.03 not being satisfied or, in the case of Section 6.03, waived prior to October 2, 2000), or (C) Section 8.01(e)(i) or (ii) (collectively, the "Purchaser Related Terminations"), the Company would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate the Company for such damages, the Parent will pay or cause to be paid to the Company, immediately upon such termination, by wire transfer of immediately available funds to an account designated by the Company, the amount of $2,500,000 as liquidated damages. It is specifically agreed that the amount to be paid pursuant to this
Section 8.01(c)(i) represents liquidated damages and not a penalty.

     (ii) In addition to the amounts payable by the Parent pursuant to Section 8.03(c)(i), in the event of a Purchaser Related Termination, the Parent shall reimburse the Company and its affiliates (not later than one business day after the submission of statements therefor) for all out-of-pocket fees and expenses, incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement and the Agreement and Plan of Merger among the Company, Miranda Holdings, Inc. and Miranda Acquisition Corp., dated April 26, 2000 (except for the liquidated damages amount contemplated by Section 8.03(b) thereof) (including, without limitation, attorneys' fees, fees payable to financing sources, investment bankers, counsel to any of the foregoing, and accountants and filing fees and printing costs).

     (d) Except as specifically provided in this Section 8.03 each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

                            ARTICLE IX MISCELLANEOUS

     9.01 Survival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the earlier of termination of this Agreement or the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

     9.02 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the Parent (for itself and the Purchaser) and the Company at any time prior to the Effective Time with respect to any of the terms contained herein executed by duly authorized officers of the respective parties except that after approval of the Merger by the shareholders, the Merger Consideration to be paid pursuant to this Agreement to the holders of Shares shall in no event be decreased and the form of consideration to be received by the holders of such Shares in the Merger shall in no event be altered without the approval of such holders.

     9.03 Waiver of Compliance; Consents. At any time prior to the Effective Time, the parties hereto may extend the time for performance of any of the obligations or other acts or waive any inaccuracies in the representations and warranties contained herein or in the documents delivered pursuant hereto. Any failure of the Parent (for itself and the Purchaser), on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the Parent (for itself and the Purchaser) or the Company, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 10.03.

     9.04 Counterparts. This Agreement may be executed in any number of counterparts (including execution of counterparts by facsimile) each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     9.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws rules.

     9.06 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) or by overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) If to the Company, to:

              Acme Electric Corporation
              400 Quaker Road
              East Aurora, New York 14052
              Telephone: (716) 655-3800
              Telecopy:  (716) 687-1594
              Attention: Robert McKenna

     with a copy to:

              Hodgson, Russ, Andrews, Woods & Goodyear LLP
              One M&T Plaza, Suite 2000
              Buffalo, New York 14203
              Telephone: (716) 848-1550
              Telecopy:  (716) 849-0349
              Attention:  John B. Drenning, Esq.

     (b) if to the Parent or the Purchaser, to:

              Key Components, LLC
              200 White Plains Road
              Tarrytown, New York  10591

              Attn:  Alan L. Rivera, Vice President
              Telephone: (914) 332-8088
              Telecopy:  (914) 332-1441

     with a copy to:

              RubinBaum LLP
              30 Rockefeller Plaza, 29th Floor
              New York, New York 10112
              Telephone: (212) 698-7864
              Telecopy:  (212) 698-7825
              Attention:  Michael J. Emont, Esq.

     9.07 Entire Agreement, Assignment, Etc. This Agreement, which hereby incorporates the Company Disclosure Letter, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and, except for Section 5.12, is not intended to confer upon any other person any rights or remedies hereunder. This Agreement supersedes all prior agreements and understanding of the parties with respect to the subject matter hereof other than the Confidentiality Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto except that the Parent shall have the right to assign the rights of the Purchaser to any other (directly or indirectly) wholly-owned Subsidiaries of the Parent without the prior written consent of the Company.

     9.08 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     9.09 Headings. The Articles and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the Agreement of the parties and shall not effect in any way the meaning or interpretation of this Agreement.

     9.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

                                             ACME ELECTRIC CORPORATION


                                             By:
                                                --------------------------
                                             Name:     Robert T. Brady
                                             Title:    Chairman of the Special
                                             Committee of the Board of Directors


                                             KEY COMPONENTS, LLC


                                             By:
                                                --------------------------
                                             Name:     Alan L. Rivera
                                             Title:    Vice President


                                             KCI MERGER CORP.


                                             By:
                                                --------------------------
                                             Name:     Alan L. Rivera
                                             Title:    Vice President

CONTACT:

 Richard Becht

 (716) 655-3800


FOR IMMEDIATE RELEASE

                              FOR IMMEDIATE RELEASE

          ACME ELECTRIC ANNOUNCES MERGER AGREEMENT WITH KEY COMPONENTS


     EAST AURORA, NY, MAY 26, 2000 -Acme Electric Corporation (NASDAQ:ACEE) announced Today it has entered into a definitive merger agreement with Key Components, LLC, a leading manufacturer of custom-engineered essential componentry, under which Key Components will acquire Acme for $9.00 per share in cash. The transaction is valued at approximately $56.7 million in total, including the assumption of $11 million of Acme debt.

     A special committee of independent directors of the Acme Board has unanimously approved the agreement with Key Components. The special committee retained Winthrop, Stimson, Putnam & Roberts as legal counsel and engaged Ernst & Young LLP to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by Acme's shareholders. Closing of the transaction is conditioned upon receipt of the fairness opinion from Ernst & Young, approval by Acme's shareholders, the availability of the financing necessary to consummate the transaction, and other customary conditions. The transaction is expected to close within the next 90-to- 120 days.

     Acme also announced that it has terminated its merger agreement with a newly formed corporation controlled by Acme's Chairman and Chief Executive Officer, Robert J. McKenna, and Strategic Investments & Holdings, Inc., which provided for the acquisition of Acme for $8.00 per share. Acme exercised its right under that agreement to accept Key Components's higher offer which also requires a payment by Acme to Strategic of $2.5 million termination fee.

     Robert J. Mckenna, Acme's Chairman and Chief Executive Officer, said, "We have achieved the overarching mission of the Acme board and management team, which is to maximize shareholder value. We will work alongside the management of Key Components to maintain our strong customer relationships and commitments, and ensure a smooth and seamless transition."

     Founded in 1917, Acme Electric Corporation is a leader in the design and manufacture of power conversion equipment for electronic and electrical systems for industrial, commercial, residential, and military and aerospace applications. Corporate headquarters are in East Aurora, NY, with operations in Cuba, NY, Lumberton,NC, Tempe, AZ, and Monterrey, Mexico.

     Key Components is a leading manufacturer of custom-engineered essential componentry for application in a diverse array of end-use products.Key Components targets original equipment manufacturer ("OEM") markets where Key Components believes its value-added engineering and manufacturing capabilities, along with its timely delivery, reliability, and customer service, enable it to differentiate Key Components from its competitors and enhance profitability. Key Components operates in two business segments, mechanical engineered components and electrical components. The mechanical engineered components products consist primarily of medium security lock products and accessories, flexible shaft and remote valve control components, and turbocharger actuators and related accessories. Key Components electrical components products include specialty electrical components including, but not limited to , weather- and corrosion-resisant wiring devices and battery chargers, and high-voltage utility switches.

                                      ####